Exhibit 10.1

                      AGREEMENT AND PLAN OF REORGANIZATION
                                      AMONG
                              iDial Networks, Inc.
                                       AND
                                2Sendit.com, Inc.

                                October 12, 2000

                             TABLE OF CONTENTS

1.    Definitions

2.    Basic Transaction
      (a)   The Acquisition
      (b)   The Closing
      (c)   Actions at the Closing
      (d)   Effect of Acquisition
      (e)   Procedure for Transfer

3.    Representations and Warranties of the Target
      (a)   Organization, Qualification, and Corporate Power
      (b)   Organization, Qualification, and Corporate Power as of the Closing
      (c)   Capitalization on the Closing Date
      (d)   Authorization of Transaction
      (e)   Noncontravention
      (f)   Broker's Fees
      (g)   Title to Tangible Assets
      (h)   Subsidiaries
      (i)   Financial Statements
      (j)   Events Subsequent to Most Recent Fiscal Month End
      (k)   Legal Compliance
      (l)   Tax Matters
      (m)   Real Property
      (n)   Intellectual Property
      (o)   Contracts
      (p)   Powers of Attorney
      (q)   No Undisclosed Liabilities
      (r)   Litigation
      (s)   Employee Benefits
      (t)   Environmental, Health and Safety Matters
      (u)   Target Shares
      (v)   Certain Securities Matters
      (w)   Disclaimer of Other Representations and Warranties

4.    Representations and Warranties of the Buyer
      (a)   Organization
      (b)   Capitalization
      (c)   Authorization of Transaction
      (d)   Noncontravention
      (e)   Brokers' Fees
      (f)   Filings with the SEC
      (g)   Financial Statements
      (h)   Events Subsequent to Most Recent Fiscal Quarter End
      (i)   No Undisclosed Liabilities
      (j)   Litigation
      (k)   Compliance with Laws
      (l)   No Default
      (m)   Certain Securities Matters
      (n)   Market Manipulation

5.    Covenants
      (a)   General
      (b)   Notices and Consents
      (c)   Regulatory Matters and Approvals
      (d)   Listing of Buyer Shares
      (e)   Operation of Business
      (f)   Full Access
      (g)   Notice of Developments
      (h)   Interest from Others
      (i)   Indemnification and Release
      (j)   Employment Agreement with Target's Key Employee
      (k)   Post-Closing Covenants of Buyer

6.    Conditions to Obligation to Close
      (a)   Conditions to Obligation of the Buyer
      (b)   Conditions to Obligation of the Target

7.    Termination
      (a)   Termination of Agreement
      (b)   Effect of Termination

8.    Miscellaneous
      (a)   Survival
      (b)   Press Releases and Public Announcements
      (c)   No Third Party Beneficiaries
      (d)   Entire Agreement
      (e)   Succession and Assignment
      (f)   Counterparts
      (g)   Headings
      (h)   Notices
      (i)   Governing Law
      (j)   Amendments and Waivers
      (k)   Severability
      (l)   Expenses
      (m)   Construction
      (n)   Incorporation of Exhibits and Schedules
      (o)   Facsimile Signatures

                      AGREEMENT AND PLAN OF REORGANIZATION

      Agreement  entered  into  on  November  5,  2001 by and  among  iDial
Networks,  Inc.,  a Nevada  corporation  (the  "Buyer"),  and  2Sendit.com,
Inc., a Colorado  corporation  (the  "Target.  The Buyer and the Target are referred to collectively herein as the "Parties."

      This Agreement  contemplates a stock-for-stock  tax-free  acquisitive reorganization  of the Target by the Buyer.  The Target  Stockholders  will receive  common  capital  stock in the Buyer in  exchange  for all of their
common   capital  stock  in  the  Target.   The  Parties  expect  that  the
acquisition will further certain of their business  objectives  (including, without limitation, significantly expanded markets for both Parties).

      Now,  therefore,  in  consideration  of the  premises  and the mutual
promises  herein  made,  and  in  consideration  of  the   representations,
warranties, and covenants herein contained, the Parties agree as follows.

      1. Definitions.

      "Affiliate"   has  the  meaning  set  forth  in  Rule  12b-2  of  the
regulations promulgated under the Securities Exchange Act.

      "Acquisition"  means  the   stock-for-stock,   tax-free   acquisitive
reorganization  of the Target by the Buyer and a  contemporaneous  transfer of assets  comprising  the  business of Reliant  from Reliant to the Target pursuant to Codess.368(a)(1) (B) and (C) as described inss.2(a) below.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer Exchange Shares" have the meaning set forth inss.2(a) below.

      "Buyer Share" means any share of the Common  Stock,  $0.001 par value per share, of the Buyer.

      "Closing" has the meaning set forth inss.2(b) below.

      "Closing Date" has the meaning set forth inss.2(b) below.

      "COBRA"  means the  requirements  of Part 6 of  Subtitle B of Title I of ERISA and Codess.4980B.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential  Information"  means  any  information  concerning  the businesses  and  affairs  of the Target  and its  Subsidiaries  that is not already generally available to the public.

      "Conversion Ratio" has the meaning set forth inss.2(d)(ii) below.

      "Disclosure Schedule" has the meaning set forth inss.3 below.

      "Effective Time" has the meaning set forth inss.2(d)(i) below.

      "Employee   Benefit  Plan"  means  any  (a)   nonqualified   deferred
compensation  or retirement  plan or  arrangement,  (b)  qualified  defined contribution  retirement plan or arrangement  which is an Employee  Pension
Benefit  Plan,   (c)  qualified   defined   benefit   retirement   plan  or
arrangement  which is an  Employee  Pension  Benefit  Plan  (including  any
Multiemployer  Plan),  or (d)  Employee  Welfare  Benefit  Plan or material fringe benefit or other retirement, bonus, or incentive  plan or program.

      "Employee  Pension  Benefit  Plan" has the meaning set forth in ERISA
ss.3(2).

      "Employee  Welfare  Benefit  Plan" has the meaning set forth in ERISA
ss.3(1).

      "Environmental,  Health,  and  Safety  Requirements"  shall  mean all federal,  state,  local and foreign statutes,  regulations,  and ordinances concerning  public  health  and  safety,  worker  health  and  safety,  and pollution or protection of the environment,  including  without  limitation
all  those  relating  to  the  presence,   use,   production,   generation,
handling,  transportation,   treatment,  storage,  disposal,  distribution,
labeling,  testing,  processing,  discharge,  release,  threatened release, control,  or cleanup of any hazardous  materials,  substances or wastes, as such  requirements  are  enacted  and in effect on or prior to the  Closing
Date.

      "ERISA" means the Employee  Retirement  Income  Security Act of 1974,
as amended.

      "ERISA  Affiliate"  means  each  entity  that is  treated as a single employer with Seller for purposes of Codess.414.

      "Exchange Agent" has the meaning set forth inss.2(e) below.

      "Financial Statement" has the meaning set forth inss.3(i) below.

      "GAAP" means United States generally accepted  accounting  principles as in effect from time to time.

      "Income  Tax" means any  federal,  state,  local,  or foreign  income
tax,  including  any  interest,   penalty,  or  addition  thereto,  whether
disputed or not.

      "Income Tax  Return"  means any return,  declaration,  report,  claim for refund,  or information  return or statement  relating to Income Taxes, including any schedule or attachment thereto.

      "IRS" means the Internal Revenue Service.

      "Knowledge"    means    actual    knowledge    without    independent
investigation.

      "Most  Recent  Financial  Statements"  has the  meaning  set forth in
ss.3(i) below.

      "Most  Recent  Fiscal  Month End" has the  meaning set forth inss.3(i)
below.

      "Most Recent  Fiscal  Quarter End" has the meaning set forth inss.3(i)
below.

      "Multiemployer Plan" has the meaning set forth in ERISAss.3(37).

      "Ordinary  Course of Business"  means the ordinary course of business consistent  with past  custom  and  practice  (including  with  respect  to quantity  and  frequency),  however in no event  shall any  transaction  of
Target that  involves the payment of or liability  for any sum in excess of
$50,000 is not considered in the Ordinary Course of Business.

      "Party" has the meaning set forth in the preface on page 1 above.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person"  means an  individual,  a  partnership,  a  corporation,  an
association,   a  joint  stock  company,  a  trust,  a  joint  venture,  an unincorporated  organization,  or a governmental entity (or any department, agency, or political subdivision thereof).

      "Public Report" has the meaning set forth inss.5(f) below.

      "Registration Statement" has the meaning set forth inss.6(l) below.

      "Reportable Event" has the meaning set forth in ERISAss.4043.

      "Requisite  Target  Stockholder  Approval" means the affirmative vote of the holders of a majority of the Target  Shares  (voting and  nonvoting)
in favor of this Agreement.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities  Exchange  Act"  means  the  Securities  Exchange  Act of
1934, as amended.

      "Security Interest" means any mortgage,  pledge,  lien,  encumbrance,
charge,   or  other   security   interest,   other  than  (a)   mechanic's,
materialmen's,  and  similar  liens,  (b)  liens  for taxes not yet due and payable  or for  taxes  that  the  taxpayer  is  contesting  in good  faith through  appropriate  proceedings,  (c)  purchase  money  liens  and  liens securing  rental payments under capital lease  arrangements,  and (d) other liens  arising in the  Ordinary  Course of  Business  and not  incurred  in connection with the borrowing of money.

      "Subsidiary"   means  any   corporation   with  respect  to  which  a
specified  Person (or a Subsidiary  thereof)  owns a majority of the common stock  or has  the  power  to vote  or  direct  the  voting  of  sufficient securities to elect a majority of the directors.

      "Target" has the meaning set forth in the preface on page 1 above.

      "Target's Key Employee" means David Lifson.

      "Target Share" means any share of the Common Stock of Target.

      "Target  Shares"  means the total  number of issued  and  outstanding shares,  all of which  are to be  acquired  by the Buyer  pursuant  to this
Agreement.

      "Target  Stockholders"  means  all of the  shareholders  of Target as shown  on  the  attached  Target  Shareholder's  list,  which  shareholders collectively own all of the issued and outstanding Target Shares.

      2. Basic Transaction.

      (a) The  Reorganization  and  Acquisition.  Subject  to the terms and
conditions  of  this   Agreement,   at  the  Effective   Time,  the  Target
Stockholders  shall  surrender  to  the  Buyer  all of  the  Target  Shares representing  100% of the ownership  interest in the Target in exchange for
10,000,000  Buyer  Shares (the "Buyer  Exchange  Shares") at the  Effective
Time  in a  stock-for-stock,  tax-free  acquisitive  reorganization  of the
Target by the Buyer.

      (b) The  Closing.  The closing of the  transactions  contemplated  by this  Agreement  (the  "Closing")  shall take  place at the  offices of the
Target in Denver,  Colorado,  commencing at 1:00 p.m.  local time following the  satisfaction  or waiver of all  conditions to the  obligations  of the
Parties to  consummate  the  transactions  contemplated  hereby (other than conditions  with  respect to actions the  respective  Parties  will take at the  Closing  itself) or such other date  and/or  time as the  Parties  may mutually determine (the "Closing Date").

      (c)  Actions at the  Closing.  At the  Closing,  (i) the Target  will deliver to the Buyer the various certificates,  instruments,  and documents referred to inss.7(a)  below,  (ii) the Buyer will deliver to the Target the various  certificates,  instruments,  and  documents  referred  to inss.7(b)
below,  and (iii) the  Buyer  will  deliver  to the  Exchange  Agent in the manner  provided  below in thisss.2 the  certificate  evidencing  the  Buyer
Exchange Shares.

(d) Effect of Acquisition.

            (i) General.  The  Acquisition  shall  become  effective at the time (the "Effective Time") that the Target  Stockholders  deliver to
      the  Buyer  all  of  the  Target   Shares,   properly   endorsed   to
      effectively  assign said shares to the Buyer,  and the Buyer delivers to the  Target  Stockholders  the  Buyer  Exchange  Shares,  properly
      endorsed   to   effectively   assign   said   shares  to  the  Target
      Stockholders.

            (ii)  Conversion of Target  Shares.  At and as of the Effective
      Time and  assuming  that the total  number of issued and  outstanding
      Target  Shares  on a fully  diluted  basis at such  time is  128,550, each Target  Share shall be exchanged  for 32.6721  Buyer Shares (the ratio of 32.6721  Buyer  Shares to one Target  Share is  referred  to herein as the "Conversion  Ratio").  The Conversion  Ratio shall also be subject to equitable  adjustment  in the event of any stock split, stock  dividend,  reverse stock split,  or other change in the number of Target  Shares  outstanding.  Immediately  after the  Closing,  no
      Target  Share  shall  be  deemed  to be  outstanding  or to have  any rights other than those set forth above in thisss.2(d)(ii)  after the
      Effective Time.

            (iii) Buyer  Shares.  Each Buyer Share  issued and  outstanding at and as of the Effective Time will remain issued and outstanding.

      (e) Procedure for Transfer.

            (i) The  transfer  and  exchange  of the Target  Shares for the
      Buyer  Exchange  Shares may be  effected  through an  Exchange  Agent upon the mutual  consent of the Parties and  pursuant to an agreement with such Exchange Agent and the Parties.

            (ii) The  Buyer  shall  pay all  charges  and  expenses  of the
      Exchange Agent.

      3.  Representations  and  Warranties  of the  Target  and the Target
Stockholders.   The  Target  and  the  Target  Stockholders  represent  and warrant to the Buyer that the  statements  contained in thisss.3 are correct and  complete  as of the date of this  Agreement  and will be  correct  and complete  as of the  Closing  Date (as  though  made then and as though the
Closing Date were  substituted  for the date of this  Agreement  throughout thisss.3),  except  as set forth in the  disclosure  schedule  accompanying this  Agreement and initialed by the Parties (the  "Disclosure  Schedule").
The  Disclosure  Schedule will be arranged in paragraphs  corresponding  to the  lettered and  numbered  paragraphs  contained in thisss.3. For purposes of thisss.3, the representations  and warranties  regarding the Target shall be deemed to apply  equally to Reliant as the  predecessor  in  interest to the business of the Target.

      (a)  Organization,  Qualification,  and Corporate  Power.  The Target
is a privately held,  corporation duly organized,  validly existing, and in good standing  under the laws of the State of Colorado.  The Target is duly authorized to conduct  business and is in good  standing  under the laws of each jurisdiction  where such  qualification is required,  except where the lack of such  qualification  would not have a  material  adverse  effect on the  financial  condition  of the Target  taken as a whole.  The Target has corporate  power and  authority to carry on the  businesses  in which it is engaged and to own and use the  properties  owned and used by it.ss.3(a) of the Disclosure  Schedule lists the stockholders,  directors and officers of the Target.  By signing this  Agreement,  Buyer  acknowledges  receipt of a
copy  of  Target's   Articles  of  Incorporation,   bylaws,   and  minutes,
certified by Target's  secretary to be a true copy of Target's  Articles of
Incorporation, bylaws, and minutes.

      (b)  Organization,  Qualification,  and  Corporate  Power  as of the
Closing.  As of the  Closing:  (i) the Target shall be a  corporation  duly organized,  validly  existing,  and in good standing  under the laws of the
State  Florida  ; (ii) the  Target  shall  be duly  authorized  to  conduct
business   and  shall  be  in  good   standing   under  the  laws  of  each
jurisdiction  where such  qualification is required,  except where the lack of such  qualification  would  not have a  material  adverse  effect on the financial  condition  of the  Target  taken as a whole;  (iii)  the  Target shall have full  corporate  power and authority to carry on the  businesses in which it is  engaged  and to own and use the  properties  owned and used by it; and (iv)ss.3(b) of the  Disclosure  Schedule shall be amended to list the directors and officers of each of the Target.

      (c)  Capitalization  on the  Closing  Date.  As of the  Closing,  the
entire  authorized  capital  stock of the Target  shall  consist of 300,000
Target  Shares  of no par stock of which  128,550  Target  Shares  shall be issued and  outstanding  and no Target  Shares  shall be held in  treasury.
All of the  issued  and  outstanding  Target  Shares  shall  have been duly authorized,  validly issued,  fully paid, and  nonassessable,  and shall be held of  record  by the  respective  Target  Stockholders  as set  forth in
ss.3(b)  of  the  Disclosure  Schedule.  There  shall be no  outstanding or
authorized  options,  warrants,   purchase  rights,   subscription  rights,
conversion  rights,  exchange  rights,  or other  contracts or  commitments that  could  require  the  Target to issue,  sell,  or  otherwise  cause to
become   outstanding   any  of  its  capital  stock.   There  shall  be  no
outstanding  or  authorized  stock  appreciation,   phantom  stock,  profit
participation, or similar rights with respect to the Target.

      (d)  Authorization  of  Transaction.  The  Target  has full power and authority  (including  full  corporate  power and authority) to execute and deliver  this  Agreement  and to perform its  obligations  hereunder.  This
Agreement  constitutes  the valid and  legally  binding  obligation  of the
Target, enforceable in accordance with its terms and conditions.

      (e)  Noncontravention.   To  the  Knowledge  of  any  of  the  Target
Stockholders,  neither the  execution  and the delivery of this  Agreement,
nor  the  consummation  of  the  transactions   contemplated  hereby,  will
violate  any   constitution,   statute,   regulation,   rule,   injunction,
judgment,  order,  decree,  ruling,  charge,  or other  restriction  of any government,  governmental  agency,  or court to which any of the Target and its  Subsidiaries  is subject or any  provision of the charter or bylaws of any of the  Target and its  Subsidiaries.  To the  Knowledge  of any of the
Target  Stockholders,  none of the  Target  and its  Subsidiaries  needs to give any notice  to,  make any filing  with,  or obtain any  authorization, consent,  or approval of any  government  or  governmental  agency in order for  the  Parties  to  consummate  the  transactions  contemplated  by this
Agreement,  except where the failure to give notice,  to file, or to obtain any authorization,  consent,  or approval would not have a material adverse effect  on the  financial  condition  of the  Target  and its  Subsidiaries taken  as a whole  or on the  ability  of the  Parties  to  consummate  the transactions  contemplated  by this  Agreement.  To the Knowledge of any of the  Target  Stockholders, except as set forth inss.3(e) of the  Disclosure
Schedule,  neither the  execution and the delivery of this  Agreement,  nor the consummation of the  transactions  contemplated  hereby,  will conflict with,  result in a breach of,  constitute  a default  under,  result in the acceleration  of, create in any party the right to  accelerate,  terminate, modify,  cancel,  or require  any  notice  under any  agreement,  contract, lease,  license,  instrument or other  arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject.

      (f)  Brokers'  Fees.  None of the Target nor the Target  Stockholders
has any  liability  or  obligation  to pay any fees or  commissions  to any broker,  finder, or agent with respect to the transactions  contemplated by this Agreement.

      (g) Title to  Tangible  Assets.  The  Target  has good title to, or a valid  leasehold  interest  in,  the  material  tangible  assets  they  use regularly in the conduct of their businesses.

      (h)  Subsidiaries.ss.3(h) of the  Disclosure  Schedule sets forth for
each   Subsidiary  of  the  Target  (i)  its  name  and   jurisdiction   of
incorporation,  (ii) the number of shares of  authorized  capital  stock of
each  class  of  its  capital  stock,   (iii)  the  number  of  issued  and
outstanding  shares of each class of its  capital  stock,  the names of the holders  thereof,  and the number of shares held by each such  holder,  and
(iv) the number of shares of its  capital  stock held in  treasury.  All of the issued and  outstanding  shares of capital stock of each  Subsidiary of the Target have been duly  authorized and are validly  issued,  fully paid, and nonassessable.

      (i)  Financial  Statements.  Attached  hereto  as  Exhibit  B are the following financial statements  (collectively the "Financial  Statements"):
(i) audited consolidated  balance sheets and statements of income,  changes in  stockholders'  equity,  and cash  flow for the  period  from  inception through  June 30, 2000 (the "Most  Recent  Financial  Statements")  for the
Target.  The Financial  Statements  (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent  basis  throughout the periods covered  thereby and present fairly the financial  condition of the Target as of such dates and the  results  of  operations  of the Target for  such  periods;  provided,  however,  that the  Most  Recent  Financial
Statements are subject to normal  year-end  adjustments  and lack footnotes and other presentation items.

      (j) Events  Subsequent  to Most Recent  Financial  Statements. Since
the Most  Recent  Financial  Statements  there  has not  been any  material adverse  change in the financial  condition of the Target taken as a whole.
Without  limiting  the  generality  of the  foregoing,  since that date the
Target has not engaged in any practice,  taken any action,  or entered into any  transaction  outside  the  Ordinary  Course of  Business  the  primary purpose or effect of which has been to generate or preserve Cash.

      (k) Legal  Compliance.  To the  Knowledge of any of the Sellers,  the
Target  has  complied   with  all   applicable   laws   (including   rules,
regulations,   codes,  plans,  injunctions,   judgments,  orders,  decrees,
rulings,  and charges  thereunder) of federal,  state,  local,  and foreign governments  (and all  agencies  thereof),  except  where  the  failure  to comply  would  not  have a  material  adverse  effect  upon  the  financial condition of the Target taken as a whole.

      (l) Tax Matters.

            (i) The Target has filed all  Income  Tax  Returns  that it was required  to file,  and has paid all Income  Taxes  shown  thereon as owing,  except  where the  failure to file  Income Tax  Returns or to pay  Income  Taxes  would not have a material  adverse  effect on the financial condition of the Target taken as a whole.

            (ii)ss.3(l) of the  Disclosure  Schedule  lists all  Income Tax
      Returns filed with respect to the Target .

            (iii) The Target has not waived any statute of  limitations  in respect  of  Income  Taxes or agreed  to any  extension  of time with respect to an Income Tax assessment or deficiency.

            (iv) The  Target is not a party to any  Income  Tax  allocation or sharing agreement.

            (v) To the  Knowledge  of any of the  Sellers,  the  Target has
      not been a  member  of an  Affiliated  Group  filing  a  consolidated federal  Income Tax Return  (other than a group the common  parent of which was the Target).

      (m) Real Property.

            (i)ss.3(m)(i)  of  the  Disclosure   Schedule  lists  all  real
            property that the Target owns, which is none.

            (ii)ss.3(m)(ii)  of the  Disclosure  Schedule  lists  all  real property  leased  or  subleased  to  the  Target.  The  Sellers  have delivered  to the Buyer  correct  and  complete  copies of the leases and  subleases  listed inss.3(m)(ii) of the  Disclosure  Schedule (as amended  to  date).  To the  Knowledge  of any of the  Sellers,  each lease and sublease listed inss.3(m)(ii)  of the  Disclosure  Schedule is  legal,  valid,  binding,  enforceable,  and  in  full  force  and effect, except where the illegality,  invalidity,  nonbonding nature, unenforceability,  or  ineffectiveness  would  not  have  a  material adverse  effect on the  financial  condition of the Target taken as a whole.

      (n)  Intellectual   Property. ss.3(n)  of  the  Disclosure   Schedule
identifies each patent or trademark  registration  which has been issued to any of the  Target  with  respect  to  any  of its  intellectual  property,
identifies   each   pending   patent   application   or   application   for
registration  which  the  Target  has  made  with  respect  to  any  of its intellectual  property,  and identifies each license,  agreement,  or other permission  which any of the  Target has  granted  to any third  party with respect to any of its intellectual property.

      (o)  Contracts.ss.3(o) of the  Disclosure  Schedule lists all written contracts  and other  written  agreements  to which the  Target is a party,
the  performance  of  which  will  involve   consideration   in  excess  of
$10,000.  The Sellers  have  delivered  to the Buyer a correct and complete
copy  of  each  contract  or  other  agreement   listed  inss.3(o)  of  the
Disclosure Schedule (as amended to date).

      (p)  Powers  of  Attorney.  To the  Knowledge  of  any of the  Target
Stockholders,  there are no  outstanding  powers of  attorney  executed  on behalf of the Target.

      (q)  No   Undisclosed   Liabilities.   Except   (i)  to  the   extent
disclosed  in  the  Disclosure   Schedule  and  (ii)  for  liabilities  and
obligations  incurred in the ordinary  course of business  consistent  with past practice,  the Target has not incurred any  liabilities or obligations of any  nature,  whether or not  accrued,  contingent  or  otherwise,  that have,  or would  be  reasonably  likely  to  have,  individually  or in the aggregate, a material adverse effect on the Target.

      (r) Litigation.ss.3(r)(1) of the Disclosure  Schedule sets forth each instance  in which any of the  Target  (i) is  subject  to any  outstanding injunction,  judgment,  order, decree, ruling, or charge or (ii) is a party to any action,  suit,  proceeding,  hearing,  or  investigation  of, in, or before  any  court  or  quasi-judicial  or  administrative  agency  of  any
federal,   state,  local,  or  foreign   jurisdiction,   except  where  the
injunction,  judgment,  order, decree,  ruling,  action, suit,  proceeding, hearing,  or investigation  would not have a material adverse effect on the financial condition of the Target taken as a whole.

      (s) Employee Benefits.

            (i)ss.3(s)  of the  Disclosure  Schedule  lists  each  Employee
      Benefit  Plan  that  the  Target  maintains  or to which  the  Target contributes.

                  (A) To the  Knowledge  of any of the  Parties , each such
            Employee  Benefit  Plan  (and  each  related  trust,  insurance contract,  or fund), if any,  complies in form and in operation in all respects with the applicable  requirements  of ERISA and the Code,  except  where the failure to comply would not have a material  adverse  effect  on the  financial  condition  of the
            Target taken as a whole.

                  (B)   All    contributions    (including   all   employer
            contributions  and employee  salary  reduction  contributions), if any,  which are due have  been  paid to each  such  Employee
            Benefit  Plan,  if any,  that is an  Employee  Pension  Benefit
            Plan.

                  (C) Each such  Employee  Benefit Plan that is an Employee
            Pension  Benefit  Plan,  if any, has  received a  determination letter  from the  Internal  Revenue  Service to the effect that it meets the requirements of Codess.401(a).

                  (D) As of the  last  day of the most  recent  prior  plan
            year,  the  market  value of assets  under  each such  Employee
            Benefit Plan which is an Employee  Pension  Benefit Plan (other than any  Multiemployer  Plan), if any, equaled or exceeded the
            present  value  of   liabilities   thereunder   (determined  in
            accordance with then current funding assumptions).

                  (E) With  respect to each  Employee  Benefit Plan that is
            an  Employee  Pension  Benefit  Plan,  if any,  the  Target has
            delivered  to the  Buyer  correct  and  complete  copies of the plan documents and summary plan  descriptions,  the most recent
            determination   letter  received  from  the  Internal   Revenue
            Service,  the most  recent  Form 5500  Annual  Report,  and all
            related  trust  agreements,   insurance  contracts,  and  other
            funding  agreements  which implement each such Employee Benefit
            Plan.

                  (ii) With  respect  to each  Employee  Benefit  Plan that
            the Target or any ERISA  Affiliate,  if any,  maintains  or has maintained  during  the prior six years or to which any of them contributes,  or has been  required  to  contribute  during the prior six years:

                  (A)   No   action,   suit,   proceeding,    hearing,   or
            investigation   with  respect  to  the  administration  or  the
            investment  of the  assets of any such  Employee  Benefit  Plan
            (other than routine  claims for  benefits)  is pending,  except where the action, suit,  proceeding,  hearing, or investigation would  not have a  material  adverse  effect  on the  financial condition of the Target taken as a whole.

                  (B) The  Target has not  incurred  any  liability  to the
            PBGC (other than PBGC  premium  payments)  or  otherwise  under
            Title IV of ERISA  (including  any withdrawal  liability)  with
            respect  to  any  such  Employee   Benefit  Plan  which  is  an
            Employee Pension Benefit Plan.

      (t)   Environmental, Health, and Safety Matters.

            (i) To the  Knowledge  of any of the Target  Stockholders,  the
      Target  is in  compliance  with  Environmental,  Health,  and  Safety
      Requirements,  except  for such  noncompliance  as  would  not have a material  adverse  effect on the  financial  condition  of the Target taken as a whole.

            (ii) To the  Knowledge of any of the Target  Stockholders,  the
      Target  has  not  received  any  written  notice,   report  or  other
      information  regarding  any actual or alleged  material  violation of
      Environmental,  Health,  and  Safety  Requirements,  or any  material liabilities  or  potential  material  liabilities  (whether  accrued, absolute,  contingent,  unliquidated  or  otherwise),  including  any investigatory,  remedial or corrective  obligations,  relating to the
      Target  or  its  Subsidiaries  or  their  facilities   arising  under
      Environmental,  Health,  and  Safety  Requirements,  the  subject  of
      which  would  have  a  material   adverse  effect  on  the  financial
      condition of the Target taken as a whole.

            (iii)  This  Section  3(t)  contains  the  sole  and  exclusive representations  and  warranties  of  the  Target  Stockholders  with respect to any  environmental,  health, or safety matters,  including without limitation any arising under any  Environmental,  Health, and
      Safety Requirements.

      (u)  Target  Shares.  Target  hereby  represent  and  warrant  to the
Buyer as follows:

            (i)   Authorization.    Each   Target   Stockholder   has   all
      requisite  right,  power and  authority  and full legal  capacity  to execute  and  deliver  this  Agreement  and  to  perform  his  or her
      obligations    hereunder   and   to   consummate   the   transactions
      contemplated  hereby.  This  Agreement  has  been  duly  and  validly
      executed  and  delivered  by  such  Target   Stockholder,   and  this
      Agreement   constitutes  a  legal,   valid  and  binding   obligation
      enforceable  against such Target  Stockholder in accordance  with its terms,  except  as  may be  limited  by  bankruptcy,  reorganization, insolvency  and similar  laws of general  application  relating to or affecting  the  enforcement  of rights of  creditors.  The failure of the spouse of any Target  Stockholder  to be a party or  signatory to this  Agreement  shall not (A) prevent  any such  Target  Stockholder from  performing his or her  obligations  and from  consummating  the transactions  contemplated  hereunder  and  thereunder or (B) prevent this  Agreement  from  constituting  the  legal,  valid  and  binding obligation  of any such Target  Stockholder  enforceable  against any such Target Stockholder in accordance with its terms.

            (ii)  No Conflict.  The  execution,  delivery  and  performance of this  Agreement  by each of the Target  Stockholders  does not and will  not conflict  with or violate  any law or  governmental  order, applicable to such Target  Stockholder,  or conflict with,  result in any breach of,  constitute  a default (or event which with the giving of notice or lapse of time, or both,  would become a default)  under,
      require  any  consent  under,   or  give  to  others  any  rights  of
      termination,  amendment,  acceleration,   suspension,  revocation  or
      cancellation  of, or result in the  creation  of any  encumbrance  on any of the  Target  Shares or on any of the assets or  properties  of such Target  Stockholder  pursuant  to, any note,  bond,  mortgage or indenture,  contract,  agreement,  lease, sublease,  license, permit, franchise or other  instrument,  obligation or  arrangement  to which such  Target  Stockholder  is a party or by which  any of the  Target
      Shares or any of such assets or properties is bound or affected.

            (iii) Governmental  Consents  and  Approvals.   Except  as  may
      required by laws  applicable  because the Buyer is a public  company, the  execution,  delivery and  performance  of this Agreement by each of the  Target  Stockholders  does  not  and  will  not  require  any consent,  approval,  authorization  or other  order  of,  action  by, filing with or notification to any governmental authority.

            (iv)  Ownership.  Each  of the  Target  Stockholders  owns  the number of Target  Shares set forth next to such Target  Stockholder's name on the Target  Shareholders  List.  All of the Target Shares set
      forth  next  to  each  Target   Stockholder's  name  have  been  duly
      authorized,  validly  issued,  and are fully  paid and  nonassessable and have  been  accorded  full  voting  rights.  There  are no voting trusts,  stockholder  agreements,  proxies  or  other  agreements  or understandings  in effect  with  respect to the voting or transfer of any of the Target  Shares,  or if there are,  all votes and  consents necessary to authorize all of the Target  Stockholders  to enter into and to perform this Agreement have been given,  and all  restrictions encumbering  the power and  authority of the Target  Stockholders  to perform this  Agreement  have been waived,  and upon delivery of such
      Target Shares at Closing as contemplated  herein,  the Buyer will own the Target Shares free and clear of all encumbrances.

      (v)   Certain  Securities  Matters.   Target  hereby  represents  and
      warrants to the Buyer as follows:

            (i)   Except  for the  Target  Stockholder's  resale  rights as
      set  forth  herein  and  the  right  of  the  Target  Stockholder  to
      exercise   such   rights  to  their   fullest   extent,   the  Target
      Stockholder:  (A) is  acquiring  the  Buyer  Shares  for  the  Target
      Stockholder's  own  account  and not with a view to,  or for offer or sale in connection  with, any  distribution  thereof,  and the Target
      Stockholder is not  participating  and does not have a  participation
      in  any  such   distribution   or  the   underwriting   of  any  such
      distribution;  (B) the Target  Stockholder  has sufficient  knowledge and  experience  in  financial  and  business  matters  and is  fully capable of evaluating  the merits and risks of  purchasing  the Buyer
      Shares;  and (C) the Target  Stockholder  has not been  solicited  to acquire the Buyer Shares by means of general  advertising  or general solicitation.

            (ii)  The   Target   Stockholder   has  been   furnished   with
      information  about and  allowed  access to Buyer's  business  and has had  the  opportunity  to  investigate  Buyer's  business  and to ask questions  of and receive  answers from Buyer  sufficient  to satisfy the  Target  Stockholder  that  Buyer's  business  is  reasonably  as described by Buyer.

            (iii) The Target Stockholder  understands that at Closing:  (A)
      the Buyer Shares are not registered  under any applicable  federal or
      state   securities   law  in   reliance   upon   certain   exemptions
      thereunder;  (B) the Buyer  Shares  may not be sold,  transferred  or otherwise  disposed of without  registration under the Securities Act
      and  compliance  with  applicable   state   securities  laws  or  the
      availability  of an  exemption  therefrom;  and (C) in the absence of
      registration   under  the   Securities   Act  and   compliance   with
      applicable  state  securities  laws or an  exemption  therefrom,  the
      Buyer  Shares  must be held  indefinitely.  The Target  Stockholder acknowledges  that the  reliance  of the Buyer  upon  such  exemption from registration is predicated upon the foregoing representations.

      (w) Disclaimer of other  Representations  and  Warranties.  Except as
expressly   set  forth  in  Section  2  and  this  Section  3,  the  Target
Stockholders  make no representation  or warranty,  express or implied,  at law or in equity,  in respect of the Target,  its  Subsidiaries,  or any of their  respective  assets,  liabilities or operations,  including,  without limitation,  with respect to  merchantability or fitness for any particular purpose,  and any such  other  representations  or  warranties  are  hereby expressly disclaimed.

      4.   Representations   and   Warranties  of  the  Buyer.   The  Buyer
represents  and  warrants to the Target that the  statements  contained  in thisss.5 are  correct  and  complete  as of the date of this  Agreement  and will be correct and  complete  as of the Closing  Date (as though made then and as  though  the  Closing  Date  were  substituted  for the date of this
Agreement  throughout  thisss.5),  except  as set  forth in the  Disclosure
Schedule.   The   Disclosure   Schedule  will  be  arranged  in  paragraphs
corresponding  to the numbered and  lettered  paragraphs  contained in this
ss.5.

      (a)  Organization.  The Buyer is a public  corporation that trades on the over-the-counter  market and is duly organized,  validly existing,  and in good  standing  under  the  laws of the  State  of  Nevada.  Each of the
Buyer and its  Subsidiaries  is duly authorized to conduct its business and is in  good  standing  under  the  laws  of each  jurisdiction  where  such qualification  is  required,  except  where the lack of such  qualification would not have a material  adverse  effect on the  financial  condition  of the  Buyer  and its  Subsidiaries  taken as a whole.  Each of the Buyer and its  Subsidiaries  has full  corporate  power and authority to carry on the businesses in which it is engaged and to own and use the  properties  owned and used by it.ss.5(a) of the Disclosure  Schedule  lists the directors and officers of each of the Buyer and its Subsidiaries.

      (b)  Capitalization.  The  entire  authorized  capital  stock  of the
Buyer  consists of 100 million common shares and  approximately  18,562,500 common  shares  are  currently  issued  and  outstanding.  All of the Buyer
Shares to be issued  pursuant  to the  Closing  of this  Agreement  will be duly  authorized  and, upon Closing,  will be validly  issued,  fully paid, and nonassessable.

      (c)  Authorization  of  Transaction.  The  Buyer  has full  power and authority  (including  full  corporate  power and authority) to execute and deliver  this  Agreement  and to perform its  obligations  hereunder.  This
Agreement  constitutes  the valid and  legally  binding  obligation  of the
Buyer, enforceable in accordance with its terms and conditions.

      (d)  Noncontravention.  Neither  the  execution  and the  delivery of this  Agreement,  nor the  consummation  of the  transactions  contemplated hereby,  will (i)  violate any  constitution,  statute,  regulation,  rule, injunction,  judgment,  order, decree, ruling, charge, or other restriction of any  government,  governmental  agency,  or court to which  the Buyer is subject  or any  provision  of the  charter  or bylaws of the Buyer or (ii)
conflict with,  result in a breach of,  constitute a default under,  result in the  acceleration  of,  create in any  party  the  right to  accelerate, terminate,  modify,  or cancel,  or require any notice under any agreement, contract,  lease,  license,  instrument or other  arrangement  to which the
Buyer is a party or by which it is bound or to which  any of its  assets is
subject   other   than  in   connection   with   the   provisions   of  the
Hart-Scott-Rodino  Act, the Nevada General  Corporation Law, the Securities
Exchange  Act, the  Securities  Act,  and the state  securities  laws,  the
Buyer  does not need to give any  notice  to,  make  any  filing  with,  or obtain  any  authorization,  consent,  or  approval  of any  government  or
governmental   agency  in  order  for  the   Parties  to   consummate   the
transactions contemplated by this Agreement.

      (e)  Brokers'  Fees.  The  Buyer  does  not  have  any  liability  or obligation to pay any fees or commissions to any broker,  finder,  or agent with respect to the transactions contemplated by this Agreement.

      (f) Filings  with the SEC.  The Buyer has made all  filings  with the
SEC that it has been  required  to make  under the  Securities  Act and the
Securities  Exchange Act (collectively the "Public  Reports").  Each of the
Public  Reports has complied  with the  Securities  Act and the  Securities
Exchange Act in all material  respects.  None of the Public Reports,  as of their respective  dates,  contained any untrue statement of a material fact or  omitted  to  state a  material  fact  necessary  in  order  to make the statements  made therein,  in light of the  circumstances  under which they were  made,  not  misleading.  The  Buyer  has  delivered  to the  Target a correct  and  complete  copy of  each  Public  Report  (together  with  all exhibits and schedules thereto and as amended to date).

      (g) Financial  Statements.  The Buyer has filed Quarterly  Reports on
Form 10-QSB for the fiscal  quarter  ended June 30, 2000 (the "Most Recent
Fiscal  Quarter  End"),  and an Annual Report on Form 10-KSB for the fiscal year ended  December  31, 1999.  The  financial  statements  included in or
incorporated  by  reference  into  these  Public  Reports   (including  the
related notes and  schedules)  have been  prepared in accordance  with GAAP applied on a consistent  basis  throughout the periods  covered thereby and present  fairly the  financial  condition of the Buyer as of the  indicated
dates  and the  results  of  operations  of the  Buyer  for  the  indicated
periods.

      (h) Events  Subsequent to Most Recent Fiscal  Quarter End.  Since the
Most Recent  Fiscal  Quarter End,  there has not been any material  adverse change  in  the  business,  financial  condition,  operations,  results  of operations,  or future  prospects  material adverse change in the financial condition of the Buyer and its Subsidiaries taken as a whole.

      (i) No Undisclosed  Liabilities.  Except (i) to the extent  disclosed in the Public Reports and (ii) for  liabilities  and  obligations  incurred in the  ordinary  course of business  consistent  with past  practice,  the
Buyer has not  incurred  any  liabilities  or  obligations  of any  nature, whether or not accrued,  contingent  or  otherwise,  that have, or would be reasonably  likely to have,  individually  or in the aggregate,  a material adverse effect on the Buyer.

      (j)  Litigation.  Except as  disclosed  to the contrary in the Public
Reports,   there  is  no  suit,  claim,  action,   proceeding,   review  or
investigation  pending  or,  to  the  knowledge  of the  Buyer,  threatened against or affecting  the Buyer which,  individually  or in the  aggregate, is  reasonably  likely to have a  material  adverse  effect on the Buyer or would, or would be reasonably  likely to,  materially impair the ability of the Buyer to consummate the transaction contemplated by this Agreement.

      (k)  Compliance  with Laws.  Except as  disclosed  to the contrary in the  Public  Reports,  the Buyer  has  complied  with all  laws,  statutes, regulations,  rules, ordinances and judgments,  decrees,  orders, writs and injunctions,  of any court or  governmental  entity  relating to any of the property  owned,  leased or used by them, or applicable to their  business,
including,    but   not   limited   to,   equal   employment   opportunity,
discrimination,  occupational safety and health, environmental,  insurance, regulatory,  antitrust  laws,  ERISA and laws relating to taxes,  except to the extent that any such  non-compliance  would not have a material adverse effect on the Buyer.

      (l) No  Default.  The  business  of the Buyer is not being  conducted in default or  violation  of any term,  condition  or  provision of (i) its
certificate   of   incorporation   or  bylaws  or  similar   organizational
documents,  or (ii)  agreements  to which the  Buyer is a party,  excluding from the  foregoing  clause  (iii)  defaults or  violations  that would not have a material  adverse  effect on the Buyer and would  not,  or would not be  reasonably  likely to,  materially  impair the  ability of the Buyer to consummate transactions contemplated by this Agreement.

      (m)   Certain Securities Matters.

            (i)   The Buyer  represents  and  warrants  that (A) the Target
      Shares are being  acquired  by the Buyer for its own  account and not with a view  to,  or for  offer  or  sale  in  connection  with,  any distribution  thereof,  and it is not participating and does not have a participation  in any such  distribution or the underwriting of any such  distribution;  (B)  the  Buyer  has  sufficient  knowledge  and experience  in financial  and business  matters and is fully  capable of evaluating  the merits and risks of purchasing  the Target Shares;
      and (C) the  Buyer  has not been  solicited  to  acquire  the  Target
      Shares by means of general advertising or general solicitation.

            (ii)  The Buyer has been furnished with  information  about and allowed  access to Target's  business,  books,  records,  files,  and
      properties   and   properties   and  has  had  the   opportunity   to
      investigate  Target's  business  and assets and to ask  questions  of and  receive  answers  from  Target  sufficient  to satisfy the Buyer that Target's business is reasonably as described by Target.

            (iii) Buyer  understands  that (A) the  Target  Shares  are not registered  under any applicable  federal or state  securities law in reliance upon certain  exemptions  thereunder,  (B) the Target Shares may  not be  sold,  transferred  or  otherwise  disposed  of  without
      registration   under  the   Securities   Act  and   compliance   with
      applicable   state   securities  laws  or  the   availability  of  an
      exemption  therefrom;  and (C) in the absence of  registration  under the Securities Act and compliance  with applicable  state  securities laws  or an  exemption  therefrom,  the  Target  Shares  must be held indefinitely.  The  Buyer  acknowledges  that  the  reliance  of  the
      Target upon such exemption from  registration  is predicated upon the foregoing representations.

      (n)   Market   Manipulation.   The   Buyer  has  not,   directly   or
indirectly,  taken any  action  designed  to cause or to result in, or that has  constituted or which might  reasonably be expected to constitute,  the stabilization  or  manipulation  of  the  price  of  its  common  stock  to facilitate  the  sale  or  resale  of its  common  stock,  in any  case  in violation of any federal or state securities laws.

      5.  Covenants.  The  Parties  agree as  follows  with  respect to the period from and after the execution of this Agreement.

      (a)  General.  Each  of the  Parties  will  use its  reasonable  best efforts  to take all  action and to do all  things  necessary,  proper,  or advisable  in  order to  consummate  and make  effective  the  transactions contemplated  by this Agreement  (including  satisfaction,  but not waiver, of the closing conditions set forth inss.7 below).

      (b) Notices  and  Consents.  The Target  will give any  notices  (and will  cause  each  of its  Subsidiaries  to  give  any  notices)  to  third parties,  and will use its  reasonable  best  efforts  to obtain  (and will cause  each of its  Subsidiaries  to use its  reasonable  best  efforts  to obtain) any third party  consents,  that the Buyer  reasonably  may request in connection with the matters referred to inss.3(d) above.

      (c) Regulatory  Matters and Approvals.  Each of the Parties will (and the Target  will cause each of its  Subsidiaries  to) give any  notices to, make any filings with,  and use its  reasonable  best efforts to obtain any authorizations,  consents,  and approvals of governments  and  governmental agencies in  connection  with the  matters  referred to inss.3(d) andss.45(d)
above.

      (d)  Public  Market  for Buyer  Shares.  The Buyer  will use its best efforts to remain  current in its  periodic  reports  required  to be filed with the SEC, so that the Buyer Shares (including without  limitation,  the
Buyer Exchange  Shares and  underlying  shares with respect to warrants and options  to be issued  pursuant  to this  Agreement)  remain  eligible  for quotation on the  National  Association  of  Securities  Dealer's  Over the
Counter Electronic Bulletin Board (the "OTC-BB").

      (e)  Operation of  Business.  The Target will not (and will not cause or permit  any of its  Subsidiaries  to) engage in any  practice,  take any action,  or enter  into any  transaction  outside  the  Ordinary  Course of
Business  without  the  prior  approval  of  Buyer.  Without  limiting  the generality of the foregoing:

            (i) none of the Target and its  Subsidiaries  will authorize or effect any change in its charter or bylaws,  except  with  respect to the  conversion of the Target from a limited  liability  company to a corporation as provided inss.3(b), (c) and (d) above.

            (ii) none of the  Target  and its  Subsidiaries  will grant any options,  warrants,  or other rights to purchase or obtain any of its capital  stock or issue,  sell,  or  otherwise  dispose of any of its capital  stock  (except upon the  conversion  or exercise of options, warrants, and other rights currently outstanding);

            (iii)  none of the Target and its  Subsidiaries  will  declare, set aside,  or pay any dividend or  distribution  with respect to its capital stock  (whether in cash or in kind),  or redeem,  repurchase, or  otherwise  acquire  any of its  capital  stock,  in  either  case outside the Ordinary Course of Business.

            (iv) none of the  Target  and its  Subsidiaries  will issue any note,  bond,  or other debt  security or create,  incur,  assume,  or guarantee any  indebtedness  for borrowed money or capitalized  lease obligation outside the Ordinary Course of Business;

            (v) none of the Target  and its  Subsidiaries  will  impose any
      Security  Interest  upon  any  of its  assets  outside  the  Ordinary
      Course of Business;

            (vi)  none of the  Target  and its  Subsidiaries  will make any capital  investment  in, make any loan to, or acquire the  securities or  assets  of any  other  Person  outside  the  Ordinary  Course  of
      Business; and

            (vii) none of the Target and its  Subsidiaries  will  commit to any of the foregoing.

      (f)  Full  Access.  The  Target  will  (and  will  cause  each of its
Subsidiaries  to) permit  representatives  of the Buyer to have full access at all  reasonable  times,  and in a manner so as not to interfere with the normal  business  operations  of the  Target and its  Subsidiaries,  to all premises,  properties,  personnel,  books, records (including tax records), contracts,  and  documents of or  pertaining  to each of the Target and its
Subsidiaries.  The  Buyer  will  treat  and hold as such  any  Confidential
Information  it  receives  from any of the Target and its  Subsidiaries  in the course of the reviews contemplated by thisss.6(f),  will not use any of the  Confidential  Information  except in connection  with this  Agreement, and, if this Agreement is terminated for any reason  whatsoever,  agrees to return to the Target all  tangible  embodiments  (and all  copies)  thereof which are in its possession.

      (g)  Notice of  Developments.  Each Party  will give  prompt  written notice to the other of any material  adverse  development  causing a breach of any of its own  representations and warranties inss.3 andss.4 above.  No disclosure by any Party  pursuant to thisss.5(g),  however, shall be deemed to amend or supplement  the  Disclosure  Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (h) Interest from Others.  Prior to the  satisfaction by the Buyer of the conditions to the Target's  obligations to close this transaction,  the
Target,  its  Subsidiaries,  and their  directors  and officers will remain free to  participate  in any  discussions  or  negotiations  regarding  any proposal  or offer from any Person  relating to the  acquisition  of all or substantially  all of the capital  stock or assets of any of the Target and its  Subsidiaries  (including  any  acquisition  structured  as  a  merger, consolidation,  or share  exchange)  and to furnish  any  information  with respect to,  assist or  participate  in, or  facilitate in any other manner any effort or  attempt  by any  Person to do or seek any of the  foregoing;
provided,  however,  that  the  Target,  its  Subsidiaries  and the  Target
Stockholders  shall not enter  into any  agreement  with any  Person  other than the Buyer for the  acquisition  of the Target and/or its  Subsidiaries or any part  thereof  unless  such  agreement  is clearly  designated  as a
"back-up  contract,"  subordinated  to this  Agreement  and to be activated only in the event that this  Agreement is canceled  without  Closing by one or both  Parties for failure to fulfill the  conditions  of Closing  within the time allowed hereunder.

      (i) Indemnification and Release.

            (ii)  During  the term of the  Employment  Agreements  with the
      Key   Executives   of  the  Target,   the  Buyer  will   observe  any
      indemnification   provisions  now  existing  in  the  certificate  of
      incorporation  or bylaws of the Target  and/or its  Subsidiaries  for the  benefit of any Key  Executive  who served as a member,  director or officer of the Target  and/or its  Subsidiaries  at any time prior to the Effective Time.

            (iii) The Buyer will  release  and  forever  discharge  each of the Target  Stockholders  who served as a director  or officer of the
      Target  at any time  prior  to the  Effective  Time  from any and all
      actions,  suits,  proceedings,  hearings,  investigations,   charges,
      complaints,   claims,  demands,   injunctions,   judgments,   orders,
      decrees,  rulings,  damages,  dues, penalties,  fines, costs, amounts paid in settlement,  liabilities,  obligations, taxes, liens, losses, expenses,  and fees,  including all court costs and  attorneys'  fees and expenses,  resulting  from,  arising out of,  relating to, in the nature  of, or caused by this  Agreement  or any of the  transactions contemplated  herein,  except  that the Buyer will not release any of the  foregoing  individuals  from any of the  foregoing to the extent
      that  same   also   constitutes   a  breach   of  such   individual's
      representations and warranties underss.3.

      (j)  Employment  Agreement  with Target's Key Employee.  Buyer hereby agrees to execute an  employment  agreement  with  Target's Key Employee on mutually agreeable terms that include a covenant not to compete.

      (k) Post-Closing Covenants of the Buyer.

            (i)  The  Target's  Key   Employee   will  be  treated   fairly
            relative  to the Buyer's  other  executives  at the  comparable level of  employment  with  respect to  salaries,  benefits and stock options.

            (ii)  Upon  Closing,  the  Buyer's  board  of  directors  shall appoint  David Lifson to the Buyer's board of directors.

             (iii) The Buyer  shall not merge or  liquidate  or  dispose of the Target during the first 12 months after the Closing.

            (iv)  Buyer  shall not  change  the board of  directors  of the
            Target,  as it existed  immediately  prior to the Closing  Date during  the  first 12  months  after the  Closing  without  the prior written consent of the Target Stockholders.

            (v) Buyer  shall not effect a reverse  split of Buyer's  Shares for the first 12 months after Closing.

      6. Conditions to Obligation to Close.

      (a)  Conditions  to Obligation  of the Buyer.  The  obligation of the
Buyer to consummate  the  transactions  to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) The  representations  and  warranties set forth inss.3 above shall be true and correct in all  material  respects at and as of the
      Closing Date;

            (ii) The Target shall have  performed  and complied with all of
      its  covenants   hereunder  in  all  material  respects  through  the
      Closing;

            (iii)  There  shall  not  be  any  judgment,   order,   decree,
      stipulation,    injunction,    or   charge   in   effect   preventing
      consummation  of  any  of  the  transactions   contemplated  by  this
      Agreement;

            (iv)  The  Target  and  the  Target   Stockholders  shall  have
      delivered to the Buyer a  certificate  to the effect that each of the conditions  specified  above inss.6(a)(i)-(iii)  is  satisfied in all respects;

            (v) The Buyer shall have  received  from  counsel to the Target an opinion in form and substance  reasonably  satisfactory  to Buyer, addressed to the Buyer, and Dated as of the Closing Date;

            (vi) All actions to be taken by the Target in  connection  with consummation of the  transactions  contemplated in this Agreement and
      all  certificates,   opinions,   instruments,   and  other  documents
      required  to effect  the  transactions  contemplated  hereby  will be reasonably satisfactory in form and substance to the Buyer; and

            (vii)  The  Buyer  shall  be  reasonably   satisfied  with  the
      opinion  expressed  in the  completed  audit of Target by the Buyer's
      auditors   at  the  Buyer's   expense,   that  the  results  are  not
      materially   adversely  at  variance  with  the  unaudited  financial
      information  provided  to the Buyer by the  Target and that the audit meets the  requirements  of Regulation  S-X of the Securities Act and the Securities Exchange Act.

            (viii) The Target shall use its best  efforts to raise  capital to meet  the  needs  of  Target  and the  Buyer  and to  release  the officers  of Buyer  from any  contingent  liabilities  or  guarantees that they may have for the benefit of Buyer.

            The Buyer may waive any  condition  specified  in thisss.6(a) if it executes a writing so stating at or prior to the Closing.

      (b)  Conditions to Obligation  of the Target.  The  obligation of the
Target to consummate the  transactions  to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the  representations  and  warranties set forth inss.4 above shall be true and correct in all  material  respects at and as of the
      Closing Date;

            (ii) the Buyer shall have  performed  and complied  with all of
      its  covenants   hereunder  in  all  material  respects  through  the
      Closing;

            (iii)  there  shall  not  be  any  judgment,   order,   decree,
      stipulation,    injunction,    or   charge   in   effect   preventing
      consummation  of  any  of  the  transactions   contemplated  by  this
      Agreement;

            (iv) The  full  execution  of  employment  agreements  with the
      Target's  Key   Employee   acceptable   to  Target,   Buyer  and  the
      employee.

            (v) the  Buyer  shall  have  delivered  to the  Target  and the
      Target  Stockholders  a  certificate  to the effect  that each of the conditions  specified  above inss.6(b)(i)-(vii)  is  satisfied in all respects;

            (vii) the Target and Target  Stockholders  shall have  received
      from  counsel  to  the  Buyer  an  opinion  in  form  and   substance
      reasonably   satisfactory   to  Target   and   Target   Stockholders,
      addressed  to the  Target and  Target  Stockholders,  and dated as of the Closing Date;

            (viii)  all  actions  to be  taken by the  Buyer in  connection with  consummation of the  transactions  contemplated  hereby and all certificates,  opinions,  instruments,  and other documents  required to effect the  transactions  contemplated  hereby will be  reasonably satisfactory  in form and  substance  to the  Target  and the  Target
      Stockholders.

      The Target  may waive any  condition  specified  in thisss.6(b) if it executes a writing so stating at or prior to the Closing.

      7. Termination.
         ------------

      (a)  Termination  of  Agreement.  Either of the Parties may terminate this  Agreement  with the prior  authorization  of its  board of  directors
(whether before or after stockholder approval) as provided below:

            (i)  the  Parties  may  terminate   this  Agreement  by  mutual
      written consent at any time prior to the Effective Time.

            (ii) the Buyer may terminate  this  Agreement by giving written notice to the Target at any time prior to the  Effective  Time (A) in the event the  Target or the Target  Stockholders  has  breached  any material  representation,  warranty,  or covenant  contained  in this
      Agreement  in any  material  respect,  the  Buyer  has  notified  the
      Target of the breach,  and the breach has continued  without cure for a  period  of 30  days  after  the  notice  of  breach  or (B) if the
      Closing  shall not have  occurred  on or before  October 11 2000,  by reason of the failure of any condition  precedent underss.6(a) hereof
      (unless the failure  results  primarily from the Buyer  breaching any representation, warranty, or covenant contained in this Agreement).

            (iii)  the  Target  may  terminate  this  Agreement  by  giving written  notice to the Buyer at any time prior to the Effective  Time
      (A)  in   the   event   the   Buyer   has   breached   any   material
      representation,  warranty,  or covenant  contained in this  Agreement in any  material  respect,  the Target has  notified the Buyer of the breach,  and the breach has  continued  without  cure for a period of
      30 days  after the notice of breach or (B) if the  Closing  shall not have  occurred  on or before  September  30,  2000,  by reason of the failure of any  condition  precedent  underss.6(b) hereof (unless the
      failure   results   primarily   from   the   Target   breaching   any
      representation, warranty, or covenant contained in this Agreement).

      (b) Effect of  Termination.  If any Party  terminates  this Agreement pursuant  toss.7(a)  above,  all  rights  and  obligations  of the  Parties hereunder shall  terminate  without any liability of any Party to any other
Party  (except for any liability of any Party then in breach);  provided, however,  that the  confidentiality  provisions  contained  inss.5(g)  above shall survive any such termination.

      8. Miscellaneous.

      (a)  Survival.  The  representations  and  warranties  of the Parties will survive the  Effective  Time for a period of two years.  The covenants of the Parties  shall survive the  Effective  Time for two years,  unless a longer  period is required by the terms of the  particular  covenant for it to be fully  performed,  in which case the covenant  shall survive for such period plus 6 months.

      (b) Press  Releases  and Public  Announcements.  No Party shall issue any press release or make any public  announcement  relating to the subject matter of this  Agreement  without the prior written  approval of the other
Party;  provided,  however,  that any Party may make any public  disclosure it believes in good faith is required by  applicable  law or any listing or trading  agreement  concerning  its  publicly-traded  securities  (in which case the disclosing  Party will use its  reasonable  best efforts to advise the other Party prior to making the disclosure).

      (c) No Third Party  Beneficiaries.  This  Agreement  shall not confer any rights or  remedies  upon any Person  other  than the  Parties  and the
Target   Stockholders  and  their   respective   successors  and  permitted
assigns;   provided,   however,   that  (i)  the  provisions  inss.2  above
concerning  issuance  of the Buyer  Shares  and  certain  other  provisions
concerning   certain   requirements  for  a  tax-free   reorganization  are
intended  for  the  benefit  of  the  Target   Stockholders  and  (ii)  the
provisions  inss.5(i)  above  concerning  indemnification  and  release are intended  for the benefit of the  individuals  specified  therein and their respective legal representatives.

      (d)  Entire  Agreement.   This  Agreement  (including  the  documents
referred to herein)  constitutes the entire  agreement  between the Parties and supersedes any prior  understandings,  agreements,  or  representations by or between the Parties,  written or oral,  to the extent they related in any way to the subject matter hereof.

      (e) Succession and  Assignment.  This Agreement shall be binding upon and  inure to the  benefit  of the  Parties  named  herein  and the  Target
Stockholders  and their  respective  successors and permitted  assigns.  No
Party may assign  either this  Agreement  or any of its rights,  interests, or obligations  hereunder  without the prior written  approval of the other
Party.

      (f)  Counterparts.  This  Agreement  may be  executed  in one or more facsimile  counterparts,  each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings.  The section  headings  contained in this Agreement are inserted for  convenience  only and shall not affect in any way the meaning or interpretation of this Agreement.

      (h)  Notices.  All  notices,  requests,  demands,  claims,  and other communications  hereunder  will be in writing  and will be  effective  when hand-delivered  or upon  delivery  if sent by  commercial  courier  service such as Federal  Express or  Airborne  or on the day of  delivery  or first attempted  delivery  if sent by first  class,  postage  prepaid,  certified
United States mail,  return  receipt  requested  (whether or not the return receipt is subsequently received), and addressed by the sender:

If to the Target:                               Copy to:

Thomas Seifert
2Sendit.com, Inc.
1211 South Parker Road, Suite 203
Denver, CO 80231

If to the Buyer:                                Copy to:

Mark WoodsChairman                                Karl E. Rodriguez
IDial Networks, Inc.                              34700  Pacific  Coast  Hwy. Suite 303
16990 Dallas Parkway #106                         Dana Point, CA 92624
Dallas, TX 75248

Any  Party  may  send  any  notice,   request,   demand,  claim,  or  other
communication  hereunder  to the  intended  recipient  at the  address  set forth above using any other means (including  personal delivery,  expedited courier,  messenger service,  telecopy, telex, ordinary mail, or electronic mail), but no such notice,  request,  demand, claim, or other communication shall be deemed to have been duly  given  unless and until it  actually  is received by the intended  recipient.  Regardless of the method of delivery,
any  written  notice,  request,   demand,  claim,  or  other  communication
actually  received  by a party  hereto  shall be  effective  on the date of receipt.  Any party  hereto,  from time to time,  may  change his or her or its  address  to which  notice is to be sent  pursuant  hereto by sending a notice of such change in  conformity  with the  foregoing  requirements  to the other parties to the other parties to this Agreement.

      (i)  Governing  Law.  This   Agreement   shall  be  governed  by  and
construed  in  accordance  with the  domestic  laws of the  State of Nevada without  giving  effect to any choice or conflict of law  provision or rule
(whether  of the  State of Nevada or any  other  jurisdiction)  that  would cause  the  application  of the  laws of any  jurisdiction  other  than the
State of Nevada.

      (j)  Amendments  and  Waivers.  The  Parties may  mutually  amend any provision of this  Agreement at any time prior to the  Effective  Time with
the  prior   authorization  of  their   respective   boards  of  directors;
provided,  however,  that any amendment effected  subsequent to stockholder approval  will be  subject  to the  restrictions  contained  in the  Nevada
General  Corporation  Law. No amendment of any provision of this  Agreement shall be valid  unless the same  shall be in writing  and signed by both of the Parties. No waiver by any Party of any default,  misrepresentation,  or breach of warranty  or  covenant  hereunder,  whether  intentional  or not,
shall  be  deemed  to   extend   to  any  prior  or   subsequent   default,
misrepresentation,  or breach of warranty or covenant  hereunder  or affect in any way any  rights  arising by virtue of any prior or  subsequent  such occurrence.

      (k)  Severability.  Any term or provision of this  Agreement  that is invalid or  unenforceable  in any situation in any  jurisdiction  shall not
affect  the  validity  or   enforceability   of  the  remaining  terms  and
provisions  hereof or the validity or  enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (l)  Expenses.  Each of the  Parties  will  bear  its own  costs  and expenses  (including  legal fees and expenses)  incurred in connection with this Agreement and the transactions contemplated hereby.

      (m)  Construction.  The  Parties  have  participated  jointly  in the negotiation  and drafting of this  Agreement.  In the event an ambiguity or question  of intent  or  interpretation  arises,  this  Agreement  shall be construed  as if  drafted  jointly by the  Parties  and no  presumption  or burden of proof shall arise  favoring  or  disfavoring  any Party by virtue of the  authorship  of  any  of  the  provisions  of  this  Agreement.  Any reference to any federal,  state,  local,  or foreign  statute or law shall
be  deemed  also  to  refer  to  all  rules  and  regulations   promulgated
thereunder,  unless the context  otherwise  requires.  The word "including"
shall mean including without limitation.

      (n)  Incorporation  of  Exhibits  and  Schedules.  The  Exhibits  and
Schedules   identified  in  this  Agreement  are  incorporated   herein  by
reference and made a part hereof.

      (o) Facsimile  Signatures.  Execution and delivery of this  Agreement by exchange  of  facsimile  copies  bearing the  facsimile  signature  of a party hereto shall  constitute a valid and binding  execution  and delivery of this  Agreement by such party.  Such facsimile  copies shall  constitute enforceable original documents.

      IN WITNESS  WHEREOF,  the Parties hereto have executed this Agreement on the date first above written.

                              iDial Networks, Inc.

                                By:_____________________________________________

                                    Mark Wood, Chairman

                                2Sendit.com, Inc.

                                By:_____________________________________________
                                    Thomas Seifert, President